EMPIRE STATE MUNICIPAL EXEMPT TRUST

                              GUARANTEED SERIES 141

                            REFERENCE TRUST AGREEMENT


                  This Reference Trust Agreement dated July 16, 1998 among Glickenhaus & Co. and Lebenthal & Co., Inc., as Depositors, The Bank of New York, as Trustee and Muller Data Corporation, as Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Empire State Municipal Exempt Trust, Guaranteed Series 66, Trust Indenture and Agreement" dated December 18, 1990 as amended in part by this Reference Trust Agreement (herein as amended or supplemented called the "Indenture"). This Reference Trust Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.


                                WITNESSETH THAT:

                  In consideration of the premises and of the mutual agreements herein contained, the Depositors, the Trustee, and the Evaluator agree as follows:


                                     Part I

                     STANDARD TERMS AND CONDITIONS OF TRUST

                  Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that for all purposes of this Empire State Municipal Exempt Trust, Guaranteed Series 141, and all subsequent Series, the following sections of the Indenture are amended as follows:

                  (a) Section 1.1(8) is hereby amended in its entirety to read as follows:

                      "(8) "Evaluation Time" shall mean 12:00 p.m. New York Time on the Business Day prior to the Date of Deposit and 2:00 p.m. New York Time thereafter."

                  (b) Section 1.1(9) is hereby amended by deleting the words "Standard and Poor's Corporation" therein and substituting the words "Muller Data Corporation" in place thereof.

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                  (c)  Section  3.1 is  hereby  amended  by  revising  it in its entirety to read as follows:

                  "Section 3.1. Initial Cost. Subject to reimbursement by Unitholders to the Depositors of the estimated per-Unit amount set forth in the Prospectus, the cost of organizing the Trust and sale of the Trust Units shall be borne by the Depositors, provided, however, that the liability on the part of the Depositors under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section
                  2.1. As used herein, the Depositors' reimbursable expenses of organizing the Trust and sale of the Trust Units shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses."

                                       -2-
295222.1

                                     Part II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

          The following special terms and conditions are hereby agreed to:

                  (a) The interest-bearing obligations listed in the Prospectus related to Empire State Municipal Exempt Trust, Guaranteed Series 141 have been deposited in trust under this Indenture (See "Portfolio" in Part A of the Prospectus which for purposes of this Indenture is the Schedule of Securities or Schedule A).

                  (b) For the  purposes  of the  definition  of the Unit in item
(28) of Section 1.1, the fractional undivided interest in and ownership of the Trust is 8,000.

                  (c) The fiscal year for the Trust shall end on May 31 of each year.

                  (d) All Certificateholders of record on August 15, 1998 (the "First Monthly Record Date") who have selected the monthly distribution plan, will receive a distribution to be made on or shortly after September 1, 1998 (the "First Distribution Date"), and thereafter distributions will be made monthly. The first semi-annual distribution will be made on or shortly after December 1, 1998 to all Certificateholders of record on November 15, 1998 who have selected the semi-annual distribution plan, and thereafter distributions will be made semi-annually.

                  (e) The First Settlement Date shall mean July 21, 1998.

                  (f) The number of Units referred to in Section 2.3 is 8,000.

                  (g) For the purposes of Section 4.3, the Evaluator shall receive for each evaluation of the Bonds in the Trust $.55 per Bond for each valuation.

                  (h) For purposes of Section 6.4, the Trustee shall be paid per annum 1.21 per $1,000 principal amount of Bonds for that portion of the Trust under the monthly distribution plan and $.81 per $1,000 principal amount of Bonds for that portion of the Trust under the semi-annual distribution plan.

                  (i) For purposes of Section 8.6, the Depositors' maximum annual fee is hereby specified to be $.25 per $1,000 principal amount of Bonds in the Trust.


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295222.1

                  (j) For purposes of Section 9.2, the Mandatory Termination Date for the Trust is December 31, 2047.

                  (k) For purposes of this Series of Empire State Municipal Exempt Trust, the form of Certificate set forth in this Indenture shall be appropriately modified to reflect the title of this Series as set forth above.

                  (l) For purposes of this Series of Empire State Municipal Exempt Trust, the execution date of this Indenture shall be the date first written above.

                  IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

                         [Signatures on separate pages]


                                       -4-
295222.1

                                      GLICKENHAUS & CO.



                                      By   /s/ Michael Lynch
                                           ----------------------------
                                           Attorney-in-Fact
                                           for each of the
                                           General Partners


STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


     I, Carla Vogel, a Notary Public in and for the said County in the State aforesaid, do hereby certify that Anne Thorsen, personally known to me to be the same whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act as Attorney-in-Fact for each of the General Partners, and as the free and voluntary act of said GLICKENHAUS & CO., for the uses and purposes therein set forth.

     GIVEN, under my hand and notarial seal this 16th day of July, 1998.


                                                /s/ Carla Vogel
                                                ---------------------------
                                                Notary Public

              CARLA VOGEL
      Notary Public, State of New York
            No. 02V05019906
        Qualified in Bronx County
    Commission Expires November 1, 1999

[SEAL]


313665.1

                                      Lebenthal & Co., Inc.



                                      By:  /s/James McGrath
                                           ---------------------------
                                              Authorized Officer

ATTEST:



By:  /s/D. Warren Kaufman
     ----------------------------
     Secretary

[CORPORATE SEAL]






STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


     I, Carla Vogel, a Notary Public in and for the said County in the State aforesaid, do hereby certify that James McGrath and D. Warren Kaufman personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be the Authorized Officer and Secretary, respectively, of LEBENTHAL & CO., INC., appeared before me this day in person, and acknowledged that they signed, sealed with the corporate seal of LEBENTHAL & CO., INC., and delivered the said instrument as their free and voluntary act as such Authorized Officer and Secretary, respectively, and as the free and voluntary act of said LEBENTHAL & CO., INC., for the uses and purposes therein set forth.

     GIVEN, under my hand and notarial seal this 16th day of July, 1998.


                                                /s/ Carla Vogel
                                                --------------------------
                                                Notary Public

              CARLA VOGEL
      Notary Public, State of New York
            No. 02V05019906
        Qualified in Bronx County
    Commission Expires November 1, 1999

[SEAL]





313665.1

                                      THE BANK OF NEW YORK, Trustee



                                      By:  /s/ Thomas Centrone
                                           --------------------------
                                           Vice President

ATTEST:



By:  /s/ Jeffrey Cohen


(CORPORATE SEAL)


STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


     I, Emmanual T. Lytle, Jr., a Notary Public in and for the said County in the State aforesaid, do hereby certify that Jeffrey Cohen and Thomas Centrone, personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be a Vice President and Assistant Vice President, respectively, of The Bank of New York, appeared before me this day in person, and acknowledge that they signed, sealed with the corporate seal of The Bank of New York and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Vice President, respectively, and as the free and voluntary act of said The Bank of New York for the uses and purposes therein set forth.

     GIVEN, under my hand and notarial seal this 1st day of July, 1998.



                                             /s/ Emmanual T. Lytle, Jr.
                                             --------------------------
                                             Notary Public



[SEAL]

My commission expires: April 30, 1999


313665.1

                                      MULLER DATA CORPORATION, Evaluator


                                      By:  /s/Ron Valinoti
                                           -----------------------------
                                           Ron Valinoti
                                           Chief Operating Officer


[Seal]

ATTEST:


By: /s/ Richard Birnbaum
    ----------------------------
    Vice President


313665.1